AGREEMENT
BETWEEN OWNER AND CONTRACTOR
FOR CONSTRUCTION CONTRACT (STIPULATED PRICE)

THIS AGREEMENT is by and between Highwater Ethanol, LLC ("Owner") and Rice Lake Construction Group ("Contractor").

Owner and Contractor hereby agree as follows:

ARTICLE 1 – WORK

1.01 Contractor shall complete all Work as specified or indicated in the Contract Documents. The Work is generally described as follows:

Construction of a pump station, meter building, lift stations and two reservoir foundations and miscellaneous appurtenant Work.

ARTICLE 2 – THE PROJECT

2.01 The Project, of which the Work under the Contract Documents is a part, is generally described as follows: New Water Supply
Schedule 4 – Building, Lift Station and Reservoir Foundation Construction

ARTICLE 3 – ENGINEER

3.01 The Project has been designed by DGR Engineering.

3.02 The Owner has retained DGR Engineering ("Engineer") to act as Owner's representative, assume all duties and responsibilities, and have the rights and authority assigned to Engineer in the Contract Documents in connection with the completion of the Work in accordance with the Contract Documents.

ARTICLE 4 – CONTRACT TIMES

4.01 Time of the Essence

A. All time limits for Milestones, if any, Substantial Completion, and completion and readiness for final payment as stated in the Contract Documents are of the essence of the Contract.

4.02 Contract Times: Dates

A. The Work will be substantially completed on or before November 1, 2015, and completed and ready for final payment in accordance with Paragraph 15.06 of the General Conditions on or before December 15, 2015.

4.03 Liquidated Damages

A. Contractor and Owner recognize that time is of the essence as stated in Paragraph 4.01 above and that Owner will suffer financial and other losses if the Work is not completed and Milestones not achieved within the times specified in Paragraph 4.02 above, plus any extensions thereof allowed in accordance with the Contract. The parties also recognize the delays, expense, and difficulties involved in proving in a legal or arbitration proceeding the actual loss suffered by Owner if the Work is not completed on time. Accordingly, instead of requiring any such proof, Owner and Contractor agree that as liquidated damages for delay (but not as a penalty):

1. Substantial Completion: Contractor shall pay Owner $380 for each day that expires after the time (as duly adjusted pursuant to the Contract) specified in Paragraph 4.02.A above for Substantial Completion until the Work is substantially complete.

2. Completion of Remaining Work: After Substantial Completion, if Contractor shall neglect, refuse, or fail to complete the remaining Work within the Contract Time (as duly adjusted pursuant to the Contract) for completion and readiness for final payment, Contractor shall pay Owner $190 for each day that expires after such time until the Work is completed and ready for final payment.

3. Liquidated damages for failing to timely attain Substantial Completion and final completion are not additive and will not be imposed concurrently.

ARTICLE 5 – CONTRACT PRICE

5.01 Owner shall pay Contractor for completion of the Work in accordance with the Contract Documents the amounts that follow, subject to adjustment under the Contract:

A. For all Work, at the prices stated in Contractor's Bid, attached hereto as an exhibit.

For all Unit Price Work, an amount equal to the sum of the established unit price for each separately identified item of Unit Price Work times the estimated quantity of that item as indicated in the Contractor's Bid. As provided in Paragraph 11.03 of the General Conditions, estimated quantities are not guaranteed, and determinations of actual quantities and classifications are to be made by Engineer as provided in Paragraph 9.07 of the General Conditions. Unit prices have been computed as provided in Paragraph 11.03 of the General Conditions.

ARTICLE 6 – PAYMENT PROCEDURES

6.01 Submittal and Processing of Payments

A. Contractor shall submit Applications for Payment in accordance with Article 15 of the General Conditions. Applications for Payment will be processed by Engineer as provided in the General Conditions.

6.02 Progress Payments; Retainage

A. Owner shall make progress payments on account of the Contract Price on the basis of Contractor's Applications for Payment on or about the 25th day of each month during performance of the Work as provided in Paragraph 6.02.A.1 below, provided that such Applications for Payment have been submitted in a timely manner and otherwise meet the requirements of the Contract. All such payments will be measured by the Schedule of Values established as provided in the General Conditions (and in the case of Unit Price Work based on the number of units completed) or, in the event there is no Schedule of Values, as provided elsewhere in the Contract.

1. Prior to Substantial Completion, progress payments will be made in an amount equal to the percentage indicated below but, in each case, less the aggregate of payments previously made and less such amounts as Owner may withhold, including but not limited to liquidated damages, in accordance with the Contract

a. _95_ percent of Work completed (with the balance being retainage); and

b. _95_ percent of cost of materials and equipment not incorporated in the Work (with the balance being retainage).

B. Upon Substantial Completion, Owner shall pay an amount sufficient to increase total payments to Contractor to 95 percent of the Work completed, less such amounts set off by Owner pursuant to Paragraph 15.01.E of the General Conditions, and less 200 percent of Engineer's estimate of the value of Work to be completed or corrected as shown on the punch list of items to be completed or corrected prior to final payment.

6.03 Final Payment

A. Upon final completion and acceptance of the Work in accordance with Paragraph 15.06 of the General Conditions, Owner shall pay the remainder of the Contract Price as recommended by Engineer as provided in said Paragraph 15.06.

ARTICLE 7 – INTEREST

7.01 All amounts not paid when due shall bear interest at the rate of 7 percent per annum.

ARTICLE 8 – CONTRACTOR'S REPRESENTATIONS

8.01 In order to induce Owner to enter into this Contract, Contractor makes the following representations:

A. Contractor has examined and carefully studied the Contract Documents, and any data and reference items identified in the Contract Documents.

B. Contractor has visited the Site, conducted a thorough, alert visual examination of the Site and adjacent areas, and become familiar with and is satisfied as to the general, local, and Site conditions that may affect cost, progress, and performance of the Work.

C. Contractor is familiar with and is satisfied as to all Laws and Regulations that may affect cost, progress, and performance of the Work.

D. Contractor has carefully studied all: (1) reports of explorations and tests of subsurface conditions at or adjacent to the Site and all drawings of physical conditions relating to existing surface or subsurface structures at the Site that have been identified in the Supplementary Conditions, especially with respect to Technical Data in such reports and drawings, and (2) reports and drawings relating to Hazardous Environmental Conditions, if any, at or adjacent to the Site that have been identified in the Supplementary Conditions, especially with respect to Technical Data in such reports and drawings. If no such reports have been made available to Contractor, Contractor agrees that none are required from Owner.

E. Contractor has considered the information known to Contractor itself; information commonly known to contractors doing business in the locality of the Site; information and observations obtained from visits to the Site; the Contract Documents; and the Site-related reports and drawings identified in the Contract Documents, with respect to the effect of such information, observations, and documents on (1) the cost, progress, and performance of the Work; (2) the means, methods, techniques, sequences, and procedures of construction to be employed by Contractor; and (3) Contractor's safety precautions and programs.

F. Based on the information and observations referred to in the preceding paragraph, Contractor agrees that no further examinations, investigations, explorations, tests, studies, or data are necessary for the performance of the Work at the Contract Price, within the Contract Times, and in accordance with the other terms and conditions of the Contract.

G. Contractor is aware of the general nature of work to be performed by Owner and others at the Site that relates to the Work as indicated in the Contract Documents.

H. Contractor has given Engineer written notice of all conflicts, errors, ambiguities, or discrepancies that Contractor has discovered in the Contract Documents, and the written resolution thereof by Engineer is acceptable to Contractor.

I.

The Contract Documents are generally sufficient to indicate and convey understanding of all terms and conditions for performance and furnishing of the Work.

J. Contractor's entry into this Contract constitutes an incontrovertible representation by Contractor that without exception all prices in the Agreement are premised upon performing and furnishing the Work required by the Contract Documents.

ARTICLE 9 – CONTRACT DOCUMENTS

9.01 Contents

A. The Contract Documents consist of the following:

1. This Agreement (pages 1 to 7, inclusive).

2. Performance bond (pages 1 to 2, inclusive).

3. Payment bond (pages 1 to 2, inclusive).

4. General Conditions (pages 1 to 65, inclusive).

5. Supplementary Conditions (pages 1 to 6, inclusive).

6. Specifications as listed in the table of contents of the Project Manual.

7. Drawings (not attached but incorporated by reference) consisting of 69 sheets with each sheet bearing the following general title:

   New Water Source – Schedule 4
   Highwater Ethanol, LLC
   Lamberton, Minnesota

8. Addenda (numbers 1 to 3, inclusive).

9. Exhibits to this Agreement (enumerated as follows):

   a. Contractor's Bid.

10. The following which may be delivered or issued on or after the Effective Date of the Contract and are not attached hereto:

   a. Notice to Proceed.

   b. Work Change Directives.

   c. Change Orders.

   d. Field Orders.

B. The documents listed in Paragraph 9.01.A are attached to this Agreement (except as expressly noted otherwise above).

C. There are no Contract Documents other than those listed above in this Article 9.

D. The Contract Documents may only be amended, modified, or supplemented as provided in the General Conditions.

ARTICLE 10 – MISCELLANEOUS

10.01 Terms

A. Terms used in this Agreement will have the meanings stated in the General Conditions and the Supplementary Conditions.

10.02 Assignment of Contract

A. Unless expressly agreed to elsewhere in the Contract, no assignment by a party hereto of any rights under or interests in the Contract will be binding on another party hereto without the written consent of the party sought to be bound; and, specifically but without limitation, money that may become due and money that is due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited by law), and unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under the Contract Documents.

10.03 Successors and Assigns

A. Owner and Contractor each binds itself, its successors, assigns, and legal representatives to the other party hereto, its successors, assigns, and legal representatives in respect to all covenants, agreements, and obligations contained in the Contract Documents.

10.04 Severability

A. Any provision or part of the Contract Documents held to be void or unenforceable under any Law or Regulation shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon Owner and Contractor, who agree that the Contract Documents shall be reformed to replace such stricken provision or part thereof with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.

10.05 Contractor's Certifications

A. Contractor certifies that it has not engaged in corrupt, fraudulent, collusive, or coercive practices in competing for or in executing the Contract. For the purposes of this Paragraph 10.05:

1. "corrupt practice" means the offering, giving, receiving, or soliciting of anything of value likely to influence the action of a public official in the bidding process or in the Contract execution;

2. "fraudulent practice" means an intentional misrepresentation of facts made (a) to influence the bidding process or the execution of the Contract to the detriment of Owner, (b) to establish Bid or Contract prices at artificial non-competitive levels, or (c) to deprive Owner of the benefits of free and open competition;

3. "collusive practice" means a scheme or arrangement between two or more Bidders, with or without the knowledge of Owner, a purpose of which is to establish Bid prices at artificial, non-competitive levels; and

"Coercive practice" means harming or threatening to harm, directly or indirectly, persons or their property to influence their participation in the bidding process or affect the execution of the Contract.

10.06 Other Provisions (None)

IN WITNESS WHEREOF, Owner and Contractor have signed this Agreement.

This Agreement will be effective on March 27, 2015 (which is the Effective Date of the Contract).

OWNER:

Highwater Ethanol, LLC

By: [signature]

Title: Brian Kletscher, CEO

Attest: [signature]

Title: HR & Admin Asst.

Address for giving notices:

24500 U.S. State Hwy. 14

P.O. Box 96

Lamberton, MN 56152

CONTRACTOR:

Rice Lake Construction Group

By: [signature]

Title: Wade Leonard, President

(If Contractor is a corporation, a partnership, or a joint venture, attach evidence of authority to sign.)

Attest: [signature]

Title: Paul Aanes, CFO

Address for giving notices:

22360 County Road 12

Deerwood, MN 56444

License No.: ____________

(where applicable)

EJCDC
ENGINEERS JOINT CONTRACT DOCUMENTS COMMITTEE

NOTICE TO PROCEED

Owner:	Highwater Ethanol, LLC	Owner's Contract No.:	853801
Contractor:	Rice Lake Construction Group	Contractor's Project No.:	853801
Engineer:	DGR Engineering	Engineer's Project No.:	853801
Project:	New Water Supply	Contract Name:	Schedule 4 – Building, Lift Station and Reservoir Foiundation Construction
		Effective Date of Contract:	March 27, 2015

TO CONTRACTOR:

Owner hereby notifies Contractor that the Contract Times under the above Contract will commence to run on [April 20th , 20 15]. *[see Paragraph 4.01 of the General Conditions]*

On that date, Contractor shall start performing its obligations under the Contract Documents. No Work shall be done at the Site prior to such date. In accordance with the Agreement, the date of Substantial Completion is November 15, 2015, and the date of readiness for final payment is December 15, 2015.

Before starting any Work at the Site, Contractor must comply with the following:

Owner's Safety Training

Owner:	Highwater Ethanol, LLC
	[signature] 4/24/15
	Authorized Signature
By:	Brian Kletscher
Title:	CEO
Date Issued:	4/24/15
Copy:	DGR Engineering

BID FORM

ARTICLE 1 – BID RECIPIENT

1.01 This Bid is submitted to:

Highwater Ethanol, LLC
24500 US State Hwy. 14
Lamberton, Minnesota 56152

1.02 The undersigned Bidder proposes and agrees, if this Bid is accepted, to enter into an Agreement with Owner in the form included in the Bidding Documents to perform all Work as specified or indicated in the Bidding Documents for the prices and within the times indicated in this Bid and in accordance with the other terms and conditions of the Bidding Documents.

ARTICLE 2 – BIDDER'S ACKNOWLEDGEMENTS

2.01 Bidder accepts all of the terms and conditions of the Instructions to Bidders, including without limitation those dealing with the disposition of Bid security. This Bid will remain subject to acceptance for 35 days after the Bid opening, or for such longer period of time that Bidder may agree to in writing upon request of Owner.

ARTICLE 3 – BIDDER'S REPRESENTATIONS

3.01 In submitting this Bid, Bidder represents that:

A. Bidder has examined and carefully studied the Bidding Documents, and any data and reference items identified in the Bidding Documents, and hereby acknowledges receipt of the following Addenda:

Addendum No.	Addendum, Date
1	**March 10, 2015**
2	**March 19, 2015**
3	**March 20, 2015**

B. Bidder has visited the Site, conducted a thorough, alert visual examination of the Site and adjacent areas, and become familiar with and satisfied itself as to the general, local, and Site conditions that may affect cost, progress, and performance of the Work.

C. Bidder is familiar with and has satisfied itself as to all Laws and Regulations that may affect cost, progress, and performance of the Work.

D. Bidder has carefully studied, if any are available, all: (1) reports of explorations and tests of subsurface conditions at or adjacent to the Site and all drawings of physical conditions relating to existing surface or subsurface structures at the Site that have been identified in the Supplementary Conditions, especially with respect to Technical Data in such reports and drawings, and (2) reports and drawings relating to Hazardous Environmental Conditions, if any, at or adjacent to the Site that have been identified in the Supplementary Conditions, especially with respect to Technical Data in such reports and drawings.

E. Bidder has considered the information known to Bidder itself; information commonly known to contractors doing business in the locality of the Site; information and observations obtained from visits to the Site; the Bidding Documents; and any Site-related reports and drawings identified in the Bidding Documents, with respect to the effect of such information, observations, and documents on (1) the cost, progress, and performance of the Work; (2) the means, methods, techniques, sequences, and procedures of construction to be employed by Bidder; and (3) Bidder's safety precautions and programs.

F. Bidder agrees, based on the information and observations referred to in the preceding paragraph, that no further examinations, investigations, explorations, tests, studies, or data are necessary for the determination of this Bid for performance of the Work at the price bid and within the times required, and in accordance with the other terms and conditions of the Bidding Documents.

G. Bidder is aware of the general nature of work to be performed by Owner and others at the Site that relates to the Work as indicated in the Bidding Documents.

H. Bidder has given Engineer written notice of all conflicts, errors, ambiguities, or discrepancies that Bidder has discovered in the Bidding Documents, and confirms that the written resolution thereof by Engineer is acceptable to Bidder.

I. The Bidding Documents are generally sufficient to indicate and convey understanding of all terms and conditions for the performance and furnishing of the Work.

J. The submission of this Bid constitutes an incontrovertible representation by Bidder that Bidder has complied with every requirement of this Article, and that without exception the Bid and all prices in the Bid are premised upon performing and furnishing the Work required by the Bidding Documents.

ARTICLE 4 – BIDDER'S CERTIFICATION

4.01 Bidder certifies that:

A. This Bid is genuine and not made in the interest of or on behalf of any undisclosed individual or entity and is not submitted in conformity with any

collusive agreement or rules of any group, association, organization, or corporation;

B. Bidder has not directly or indirectly induced or solicited any other Bidder to submit a false or sham Bid;

C. Bidder has not solicited or induced any individual or entity to refrain from bidding; and

D. Bidder has not engaged in corrupt, fraudulent, collusive, or coercive practices in competing for the Contract. For the purposes of this Paragraph 4.01.D:

1. "corrupt practice" means the offering, giving, receiving, or soliciting of anything of value likely to influence the action of a public official in the bidding process;

2. "fraudulent practice" means an intentional misrepresentation of facts made (a) to influence the bidding process to the detriment of Owner, (b) to establish bid prices at artificial non-competitive levels, or (c) to deprive Owner of the benefits of free and open competition;

3. "collusive practice" means a scheme or arrangement between two or more Bidders, with or without the knowledge of Owner, a purpose of which is to establish bid prices at artificial, non-competitive levels; and

4. "coercive practice" means harming or threatening to harm, directly or indirectly, persons or their property to influence their participation in the bidding process or affect the e execution of the Contract.

ARTICLE 5 – BASIS OF BID

5.01 Bidder will complete the Work in accordance with the Contract Documents for the following price(s):

BASE BID SHEET

PROJECT NAME: New Water Supply

CONTRACT NAME: Schedule 4 – Building, Lift Station and Reservoir Foundation Construction

The Bid for the following items shall be a unit price or lump sum Bid as indicated for each item for all construction work described in the Contract Documents. Quantities indicated for unit price Bid items are estimates only.

Base Bid Items:

ITEM NO.	NO. OF UNITS	DESCRIPTION	UNIT PRICE	TOTAL PRICE
Quarry Pump Station Construction				
1	L.S.	Pump station construction, including site work and miscellaneous appurtenant items, lump sum	L.S.	$ 1,086,250
Reservoir Foundation Construction				
1	L.S.	Reservoir foundation construction, including site work and miscellaneous appurtenant items, lump sum	L.S.	$150,000
Well House Modifications				
1	L.S.	Modifications to existing well house, lump sum	L.S.	$22,500
Pond Meter Building Construction				
1	L.S.	Meter building station construction, including site work and miscellaneous appurtenant items, lump sum	L.S.	$265,000

TOTAL BASE BID IN FIGURES $ 1,523,750

TOTAL BASE BID IN WORDS One million five hundred twenty three thousand seven hundred fifty dollars.

All Bidders shall provide the following Bid Adjustments:

A. Adjustment to Base Bid for providing ductile iron pipe and fittings, with epoxy coating system, in lieu of stainless steel for all exposed process piping.

DEDUCT $ 17,000

Owner reserves the right to award the contract on the basis of Bid Item 1 or on the basis of Bid Item 1 plus bid adjustment A.

Unit Prices have been computed in accordance with paragraph 11.03.B of the General Conditions.

Bidder acknowledges that estimated quantities are not guaranteed, and are solely for the purpose of comparison of Bids, and final payment for all Unit Price Bid items will be based on actual quantities, determined as provided in the contract Documents.

5.02 Disclosure of Subcontractors

A. All Bidders shall list major Subcontractors for the project in the following spaces (copy and attach additional pages if required).

1. Wood Building	$ RL CG
2. Electrical	Meyer
3. Process Mechanical	RLCG
4. Building Mechanical	RLCG
5. Dirtwork	RLCG
6. Cast-in-Place Concrete	RLCG
7. Site Piping	
8. Other	

ARTICLE 6 – TIME OF COMPLETION

6.01 Bidder agrees that the Work will be substantially complete and will be completed and ready for final payment in accordance with Paragraph 15.06 of the General Conditions on or before the dates or within the number of calendar days indicated in the Agreement.

6.02 Bidder accepts the provisions of the Agreement as to liquidated damages.

ARTICLE 7 – ATTACHMENTS TO THIS BID

7.01 The following documents are submitted with and made a condition of this Bid:

A. Required Bid security;

B. Evidence of authority to do business in the state of the Project; or a written covenant to obtain such license within the time for acceptance of Bids;

C. Contractor's License No.: **IR669678** **[or]** Evidence of Bidder's ability to obtain a State Contractor's License and a covenant by Bidder to obtain said license within the time for acceptance of Bids;

D. Bidder's Proposed Construction Schedule.

ARTICLE 8 – DEFINED TERMS

8.01 The terms used in this Bid with initial capital letters have the meanings stated in the Instructions to Bidders, the General Conditions, and the Supplementary Conditions.

ARTICLE 9 – BID SUBMITTAL

BIDDER: *[Indicate correct name of bidding entity]*

Rice Lake Construction Group

By:
[Signature] ______________________

[Printed name] **Luke T. Spalj, Chairman**

(If Bidder is a corporation, a limited liability company, a partnership, or a joint venture, attach evidence of authority to sign.)

Attest:
[Signature] ______________________

[Printed name] **Paul Aanes**

Title: **CFO**

Submittal Date: **March 25, 2015**

Address for giving notices:

Rice Lake Construction Group

22360 County Road 12

Deerwood, MN 56444

Telephone Number: **218-546-5519**

Fax Number: **218-546-7016**

Contact Name and e-mail address: **Wade Leonard, President**

wade_leonard@ricelake.ord

Bidder's License No.: **IR669678**
(where applicable)

Notarize